UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

DEUTSCHE BANK AKTIENGESELLSCHAFT
(Exact name of registrant as specified in its charter)
DEUTSCHE BANK CORPORATION
(Translation of registrant’s name into English)
Federal Republic of Germany
(State of incorporation or organization)
Not Applicable
(I.R.S. Employer Identification Number)
Taunusanlage 12
60325 Frankfurt am Main
 Germany
(Address of principal executive offices)

Warren Motley Davis Polk & Wardwell LLP 450 Lexington Ave. New York, New York 10017 212-450-4032	Copies to: Deutsche Bank Aktiengesellschaft Taunusanlage 12 60325 Frankfurt am Main Germany Attn: Legal Department	Ward A. Greenberg Cleary Gottlieb Steen & Hamilton LLP Main Tower Neue Mainzer Strasse 52 D-60311 Frankfurt am Main Germany +49 69 97103-0

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

FI Enhanced Global High Yield Exchange Traded Notes Linked to the MSCI World High Dividend Yield USD Gross Total Return Index due October 12, 2023	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.          ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.         ☐

Securities Act registration statement file numbers to which this form relates:   333-184193

Securities to be registered pursuant to Section 12(g) of the Act:

Item 1.    Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to: (1) the information under the heading “Description of Debt Securities” in the Prospectus included in the Registration Statement on Form F-3 (the “Form F-3”), dated September 28, 2012 (File No. 333-184193) of Deutsche Bank Aktiengesellschaft (the “Registrant”), (2) the information under the heading “Description of Notes” in the Prospectus Supplement that was filed on September 28, 2012 by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and (3) the information under the heading “Specific Terms of the Securities” in the Pricing Supplement to be filed on or around October 7, 2013 by the Registrant pursuant to Rule 424(b) under the Securities Act, each of which is incorporated herein by reference.  The Registrant authorized for issuance and listing 1,000,000 FI Enhanced Global High Yield Exchange Traded Notes Linked to the MSCI World High Dividend Yield USD Gross Total Return Index due October 12, 2023.  The Registrant may issue additional securities which will be fungible with the securities issued and outstanding.

Item 2. Exhibits

4.1	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to the Form F-3)

4.2	Form of FI Enhanced Global High Yield Exchange Traded Notes Linked to the MSCI World High Dividend Yield USD Gross Total Return Index due October 12, 2023*

* Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 7, 2013

DEUTSCHE BANK AKTIENGESELLSCHAFT
By:	/s/ Chen Yee Tok
Name:	Chen Yee Tok
Title:	Vice President

By:	/s/ John Vergel de Dios
Name:	John Vergel de Dios
Title:	Director

Signature page for Form 8-A relating to FI Enhanced Global High Yield Exchange Traded Notes Linked to the MSCI World High Dividend Yield Gross Total Return Index due October 12, 2023